UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
February 16, 2011
GENZYME CORPORATION
(Exact name of registrant as specified in its charter)

Massachusetts (State or other jurisdiction of incorporation or organization)	0-14680 (Commission file number)	06-1047163 (IRS employer identification number)
500 Kendall Street, Cambridge, Massachusetts 02142
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code:
(617) 252-7500
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Agreement and Plan of Merger
     On February 16, 2011, Genzyme Corporation, a Massachusetts corporation (“Genzyme”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Sanofi-Aventis, a French société anonyme (“Parent”), and Parent’s wholly-owned subsidiary, GC Merger Corp., a Delaware corporation (“Purchaser”).
     Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof:
•	Purchaser has agreed that, no later than March 9, 2011 (the “Offer Amendment Date”), it will amend its previously commenced tender offer to purchase all the outstanding shares of Genzyme common stock (“Shares”) for a purchase price of (i) $74.00 per Share (the “Cash Consideration”), net to the seller in cash without interest thereon and less any required withholding taxes, and (ii) one contingent value right (a “CVR” and, together with the Cash Consideration, the “Revised Offer Price”) per Share, to be issued by Parent subject to and in accordance with the CVR Agreement described below (the “Revised Offer”); and

•	promptly after the consummation of the Revised Offer and satisfaction or waiver of certain other conditions set forth in the Merger Agreement, Purchaser will merge with and into Genzyme (the “Merger”), and Genzyme will survive as a wholly-owned subsidiary of Parent. In the Merger, each Share outstanding immediately prior to the effective time of the Merger other than Shares held by Genzyme or Parent or their respective subsidiaries, or by shareholders who have properly exercised their rights for fair value under Massachusetts law, will be converted into the right to receive the Revised Offer Price (the “Merger Consideration”).
     The consummation of the Revised Offer and the Merger are subject to certain conditions, including Parent’s acquisition of a majority of the Shares on a fully diluted basis, the effectiveness of a Registration Statement on Form F-4 covering the CVRs to be issued in the Merger, and the listing of the CVRs on the NASDAQ Stock Market LLC (“Nasdaq”). Neither the Revised Offer nor the Merger is subject to a financing condition.
     The parties have agreed that if, following completion of the Revised Offer, Purchaser owns at least 90% of the outstanding Shares, the Merger will be completed without a meeting of Genzyme’s shareholders pursuant to Section 11.05 of the Massachusetts Business Corporation Act (the “MBCA”).
     Pursuant to the terms of the Merger Agreement, Genzyme has granted to Purchaser an option (the “Top-Up Option”), exercisable in whole but not in part on one occasion, to purchase, at a price per Share equal to the greater of (i) the closing price of a Share on Nasdaq the last trading day prior to the exercise of the Top-Up Option or (ii) the Cash Consideration, an aggregate number of Shares equal to the lowest number of Shares that, when added to the number of Shares owned by Purchaser, Parent and their subsidiaries, at the time of such exercise, will constitute one Share more than 90% of the outstanding Shares (assuming the issuance of the Shares pursuant to the Top-Up Option but excluding Shares tendered pursuant to guaranteed delivery procedures that have not yet been delivered). If Purchaser, Parent and their subsidiaries own at least 75% but less than 90% of the outstanding Shares, after Purchaser has accepted for payment all Shares validly tendered and not properly withdrawn pursuant to the Revised Offer (the “Acceptance Time”) or expiration of any applicable subsequent offering period, Purchaser must exercise the Top-Up Option promptly (within one business day) after Purchaser has accepted for payment all Shares validly tendered in the Revised Offer at the Acceptance Time or the expiration of a subsequent offering period, as applicable, if certain conditions are satisfied. These conditions include that the exercise of the Top-Up Option would not require Genzyme to issue more Shares than it has authorized and available for issuance, giving effect to Shares reserved for issuance under Genzyme’s equity plans and agreements as if such Shares were outstanding. For the avoidance of doubt, Genzyme, Parent and Purchaser have acknowledged and agreed that in any proceeding by a Genzyme shareholder demanding payment of fair value for Shares in accordance with Part 13 of the MBCA, the fair value of the Shares subject to such a proceeding shall be determined in accordance with the MBCA without regard to the Top-Up Option or any Shares issued upon exercise of the Top-Up Option. The Top-Up Option terminates concurrently with any termination of the Merger Agreement.

     Genzyme has agreed to covenants obligating it to conduct of its business in the ordinary course consistent with past practice until the earlier of (i) the date following consummation of the Revised Offer on which a majority of Genzyme’s board of directors consists of designees of Purchaser or (ii) the date that the Merger Agreement is terminated in accordance with its terms. Genzyme has agreed not to solicit or initiate discussions with third parties regarding other proposals to acquire Genzyme and to certain restrictions on its ability to respond to any such proposal, subject to fulfillment of certain fiduciary obligations of Genzyme’s board of directors. The Merger Agreement also includes termination provisions for both Genzyme and Parent and provides that, in connection with the termination of the Merger Agreement under specified circumstances, Genzyme will be required to pay Parent a termination fee of $575,000,000.
     Pursuant to their respective terms, each outstanding option to purchase Shares (other than through the Genzyme employee stock purchase plan (the “ESPP”)) with an exercise price per Share underlying such option (the “Option Purchase Price”) that is equal to or more than the Cash Consideration that is outstanding five business days after the Offer Amendment Date will vest in full on such date. All other outstanding options to purchase Shares (other than through the ESPP) with an Option Purchase Price less than the Cash Consideration that are outstanding immediately prior to the Acceptance Time will be cancelled at the Acceptance Time, and the holder of each such option will be entitled to receive (A) an amount in cash equal to (x) the excess, if any, of (i) the Cash Consideration over (ii) the Option Exercise Price, multiplied by (y) the total number of Shares subject to such stock option at the time of cancellation, and (B) one CVR per Share subject to such option at the time of cancellation. Each unexercised option to purchase Shares that is outstanding immediately prior to the Acceptance Time that has an Option Exercise Price equal to or greater than the Cash Consideration, will be cancelled at the Acceptance Time without consideration.
     Similarly, pursuant to their terms, all Genzyme restricted stock units (“RSUs”) that are outstanding immediately prior to the Acceptance Time will vest in full immediately prior to the Acceptance Time. Each Share issuable under a Genzyme RSU will then be cancelled at the Acceptance Time and converted into the right to receive the Merger Consideration.
     This summary of the principal terms of the Merger Agreement and the copy of the Merger Agreement filed as an exhibit to this report are intended to provide information regarding the terms of the Merger Agreement and are not intended to modify or supplement any factual disclosures about Genzyme in its public reports filed with the U.S. Securities and Exchange Commission (“SEC”). In particular, the Merger Agreement and related summary are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to Genzyme. The Merger Agreement includes representations, warranties and covenants of Genzyme, Parent and Purchaser made solely for the benefit of the parties to the Merger Agreement. The assertions embodied in those representations and warranties were made solely for purposes of the contract among Genzyme, Purchaser and Parent and may be subject to important qualifications and limitations agreed to by Genzyme, Purchaser and Parent in connection with the negotiated terms. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to Genzyme’s SEC filings or may have been used for purposes of allocating risk among Genzyme, Purchaser and Parent rather than establishing matters as facts. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts of Genzyme, Parent, Purchaser or any of their respective subsidiaries or affiliates.
Contingent Value Rights Agreement
     At the closing of the Merger, Parent and a trustee mutually acceptable to Parent and Genzyme will enter into a Contingent Value Rights Agreement (“CVR Agreement”) governing the terms of the CVRs. A holder of a CVR will be entitled to receive the following cash payments, conditioned upon the achievement of certain milestones as follows:
•	Approval Milestone: Parent will be obligated to pay $1.00 per CVR upon receipt of United States Food and Drug Administration (“FDA”) approval of alemtuzumab for treatment of multiple sclerosis (the “Product”) on or before March 31, 2014, (the “Approval Milestone”).

•	Production Milestone. Parent will be obligated to pay $1.00 per CVR if, on or before December 31, 2011, both of the following are achieved: (1) at least 79,000 units of Fabrazyme®, with each unit measured on a 35-milligram vial equivalent basis, are produced and released for shipment and (2) at least 734,600 units of Cerezyme®, with each unit measured on a 400 unit vial equivalent basis, are produced and released for shipment (the “Production Milestone”).

•	Product Sales Milestone #1. Parent will be obligated to pay $2.00 per CVR in the event that sales of the Product over a specified period equal or exceed a total of $400,000,000 (“Product Sales Milestone #1”).

Product sales in each of the United States of America, the United Kingdom, France, Germany, Italy and Spain (each, a “Major Market”) are measured during the four calendar quarters that start after the calendar quarter in which there is a “First Commercial Sale” in such country. The term “First Commercial Sale” is defined to mean the first sale of the Product for treatment of multiple sclerosis in a particular country after marketing approval (including pricing and reimbursement approval where required) for treatment of multiple sclerosis has been received in such country. Sales in a Major Market country are only counted towards the achievement of Product Sales Milestone #1 if such country has had its First Commercial Sale on or before the end of the sixth calendar quarter following the calendar quarter in which “Product Launch” occurs (any such country in which this occurs is a “Qualifying Major Market”). “Product Launch” is defined as the first day of the calendar quarter beginning one full calendar quarter after the end of the calendar quarter in which the first of any First Commercial Sale occurs in any of the Major Markets.

Product sales for countries that are not Major Markets are measured during the four calendar quarter period that starts on the first anniversary of Product Launch.

•	Product Sales Milestone #2. Parent will be obligated to pay $3.00 per CVR after the first instance in which sales of the Product in any rolling four calendar quarter period, calculated as of March 31, June 30, September 30 and December 31 of each calendar year during the term of the CVR Agreement (each four calendar quarter period, a “Product Sales Measuring Period”), are equal to or in excess of $1,800,000,000 (“Product Sales Milestone #2”). The calculation of Product sales to determine whether Product Sales Milestone #2 has been achieved may include sales that have been included in the determination of whether Product Sales Milestone #1 has been achieved, if such sales are in the same four calendar quarter period.

In the event that the Approval Milestone is not achieved because FDA approval has not been received by March 31, 2014, the $1.00 that would have been paid for the Approval Milestone will instead be paid on the occurrence of Product Sales Milestone #2 (bringing the total payment for Product Sales Milestone #2 to $4.00 per CVR in such case).

•	Product Sales Milestone #3. Parent will be obligated to pay $4.00 per CVR after the first instance in which sales of the Product in any Product Sales Measuring Period are equal to or in excess of $2,300,000,000, provided that no Product sales that occur in a previous Product Sales Measuring Period in which Product Sales Milestone #1 or Product Sales Milestone #2 is achieved shall be included in the calculation (“Product Sales Milestone #3”).

•	Product Sales Milestone #4. Parent will be obligated to pay $3.00 per CVR after the first instance in which sales of the Product in any Product Sales Measuring Period are equal to or in excess of $2,800,000,000, provided that no Product sales that occur in a previous Product Sales Measuring Period in which Product Sales Milestone #1, Product Sales Milestone #2 or Product Sales Milestone #3 is achieved shall be included in the calculation (“Product Sales Milestone #4”).
     Parent has agreed to use certain diligent efforts to achieve the Approval Milestone and Product Sales Milestones, which efforts generally require Parent, in carrying out its obligations, to use those efforts normally used by persons in the pharmaceutical business in relation to a similar product, and which also include specific requirements relating to Genzyme’s Product plans. Parent has also agreed to use commercially reasonable efforts to achieve the Production Milestone on a timely basis. In addition, Parent has agreed to use its commercially reasonable efforts to maintain a listing for trading for the CVRs on the Nasdaq Capital Market or another national securities exchange for so long as any CVRs remain outstanding.
     On or after the third anniversary of Product Launch, Parent may, on any date on which both: (1) the volume weighted average price paid per CVR for all CVRs traded over the 45 trading days prior to such date is less than $0.50 and (2) Product sales in the four calendar quarters ended immediately prior to such date are less than $1,000,000,000 in the aggregate (any such date, a “CVR Failure Date”), provide notice (a “Failure Purchase Notice”) to holders of CVRs that it will purchase all (but not less than all) of the outstanding CVRs (a “Failure Purchase”). The price at which the CVRs are to be purchased in the Failure Purchase is the cash price equal to the volume weighted average price paid per CVR for all CVRs traded over the 45 trading days prior to the 5th trading day before the date of the Failure Purchase Notice.

Item 2.02	Results of Operations and Financial Condition.
     On February 16, 2011, Genzyme issued a press release containing certain information related to its results of operations and financial condition for the three and twelve month periods ended December 31, 2011 (the "Earnings Release''). A copy of the Earnings Release is furnished as Exhibit 99.1 to this Form 8-K.
     The Earnings Release includes non-GAAP financial measures that involve adjustments to GAAP figures. Genzyme believes that these non-GAAP financial measures, when considered together with the GAAP figures, can enhance the overall understanding of Genzyme’s past financial performance and its prospects for the future. The non-GAAP financial measures are included with the intent of providing both management and investors with a more complete understanding of underlying operational results and trends. In addition, these non-GAAP financial measures are among the primary indicators Genzyme management uses for planning and forecasting purposes and measuring the company’s performance. These non-GAAP financial measures are not intended to be considered in isolation or as a substitute for GAAP figures. A reconciliation of the non-GAAP to GAAP figures can be found following the text of the Earnings Release.

Item 8.01	Other Events.
     On February 16, 2011, Genzyme and Parent issued a joint press release announcing the execution of the Merger Agreement, a copy of which is filed as Exhibit 99.2 hereto and incorporated herein by reference.
Notice to Investors
     This report is for informational purposes only and does not constitute an offer to purchase or a solicitation of an offer to sell Genzyme common stock. The tender offer is being made pursuant to a Tender Offer Statement on Schedule TO (including an offer to purchase, a related letter of transmittal and other offer documents) filed by Parent and Purchaser with the SEC on October 4, 2010, as amended and supplemented. In connection with the entry into the Merger Agreement, Parent and Purchaser are obligated to amend the Tender Offer Statement (and related materials), and Genzyme is obligated to amend its Solicitation/Recommendation Statement on Schedule 14D-9, in each case, to reflect the terms of the Merger Agreement. The amended Tender Offer Statement (and related materials) and the amended Solicitation/Recommendation Statement, as they may be further amended and supplemented, will contain important information that should be read carefully and considered before any decision is made with respect to the Revised Offer. These materials will be made available to all shareholders of Genzyme at no expense to them. These documents will be available, at no charge, on the SEC’s website at www.sec.gov. Investors and shareholders may also obtain, at not charge, copies of the documents filed or furnished to the SEC by Genzyme at www.genzyme.com.

Item 9.01      Financial Statements and Exhibits.

Exhibit Number	Description
2.1
Agreement and Plan of Merger, dated February 16, 2011, by and among Genzyme Corporation, Sanofi-Aventis, and GC Merger Corp. Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrants will furnish copies of any such schedules to the U.S. Securities and Exchange Commission upon request.

10.1	Form of Contingent Value Rights Agreement, to be entered into by and among Sanofi-Aventis and Trustee.
99.1	Press Release issued by Genzyme Corporation, dated February 16, 2011.
99.2	Joint Press release issued by Genzyme Corporation and Sanofi-Aventis, dated February 16, 2011.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENZYME CORPORATION
Dated: February 16, 2011	By:	/s/ Peter Wirth
		Name:	Peter Wirth
		Title:	Executive Vice President

EXHIBIT INDEX

Exhibit Number	Description
2.1
Agreement and Plan of Merger, dated February 16, 2011, by and among Genzyme Corporation, Sanofi-Aventis, and GC Merger Corp. Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrants will furnish copies of any such schedules to the U.S. Securities and Exchange Commission upon request.

10.1	Form of Contingent Value Rights Agreement, to be entered into by and among Sanofi-Aventis and Trustee.
99.1	Press Release issued by Genzyme Corporation, dated February 16, 2011.
99.2	Joint Press release issued by Genzyme Corporation and Sanofi-Aventis, dated February 16, 2011.